AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to the letter agreement ("Amendment") is made and entered into as of July 1, 2008 by and between Peerless Systems Corporation, a Delaware corporation ("Peerless") and Richard L. Roll ("Executive").

WHEREAS, Executive is currently employed by Peerless pursuant to a written letter agreement executed as of June 12, 2008 (the "Letter Agreement");

WHEREAS, Executive and Peerless wish to add a provision to his Letter Agreement;

THEREFORE, the parties agree as follows:

1.  The Executive will also be nominated as a director of Peerless for the 2008 Annual Meeting and for successive meetings provided that he continues to be President and Chief Executive Officer of Peerless.

2.  In the event that Executive is no longer the President and Chief Executive Officer of Peerless, Executive agrees to immediately resign from his position as a director of Peerless and any of its subsidiaries.

3.  Any capitalized terms in this Amendment that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

4.  Except as expressly set forth above, this Amendment shall not amend, supersede or otherwise modify any provision of the Letter Agreement.

Peerless Systems Corporation

/s/ Steven M. Bathgate
By: Steven M. Bathgate Chairman, Compensation Committee

EXECUTIVE

/s/ Richard L. Roll
Richard L. Roll